UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 20, 2012 (December 14, 2012)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001

(Address of principal executive offices) (ZIP Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

The information set forth in Item 7.01of this Current Report on Form 8-K under the heading “Determination of Estimated Per Share Value” is hereby incorporated by reference.

Item 7.01Regulation FD Disclosure.

Determination of Estimated Per Share Value

On December 14, 2012, pursuant to Behringer Harvard Opportunity REIT I, Inc. (the “Company”) Amended and Restated Policy for Estimation of Common Stock Value (the “Estimated Valuation Policy”), our board of directors met and established an estimated per share value of the Company’s common stock as of December 14, 2012 of $3.58.  This estimate is being provided to assist broker-dealers in connection with their obligations under applicable Financial Industry Regulatory Authority (“FINRA”) rules with respect to customer account statements and to assist fiduciaries in discharging their obligations under Employee Retirement Income Security Act (“ERISA”) reporting requirements.

Process and Methodology

Our board of directors’ objective in determining an estimated value per share was to arrive at an estimated value that it believes is reasonable after consultation with an independent, third party real estate research, valuation and advisory firm engaged by the Company, and our advisor, Behringer Harvard Opportunity Advisors I, LLC (the “Advisor”), using what the board of directors deems, to be appropriate valuation methodologies and assumptions under current circumstances in accordance with the Estimated Valuation Policy.

As a part of the Company’s valuation process, the Company obtained the opinion of Robert A. Stanger & Co., Inc. (“Stanger”), an independent third party, that the estimated valuation that is prepared by the Advisor is reasonable and was prepared in accordance with appropriate methods for valuing real estate.  Stanger reviewed the Advisor’s analysis and provided a report with its range of estimated property values, which was consistent with the Advisor’s analysis. In arriving at an estimated value per share for the board’s consideration, the Advisor utilized valuation methodologies that it believes are standard and acceptable in the real estate industry for the types of assets held by the Company.  Our board of directors met on December 14, 2012 to review and consider the valuation analyses prepared by the Advisor and Stanger.  The Advisor presented a report to the board of directors with an estimated per share value, and the board of directors conferred with the Advisor and a representative from Stanger regarding the methodologies and assumptions used.  The board of directors, including a majority of the independent directors, considered all information provided in light of its own familiarity with our assets and unanimously approved an estimated value of $3.58 per share.

In forming their opinion of the real estate value of the twelve investments held by the Company as of September 30, 2012, Stanger performed appraisals on three of our investment properties for which we did not have a recent appraisal.  For the remaining nine investments not appraised by Stanger, they reviewed the reasonableness and relied upon third-party appraisals for six of our investments.  The Company’s remaining investments were valued based on sales contracts, purchase offers, and valuation information provided by the Advisor.

Stanger’s opinion was expressed from a financial point of view and was subject to various limitations.  In forming its opinion Stanger relied on information provided by our Advisor and third parties without independent verification.  Stanger did not perform engineering or structural studies or environmental studies of any of the properties, nor did they perform an independent appraisal of the other assets and liabilities included in our estimated value per share.  Our Advisor provided Stanger with information regarding lease terms and the physical condition and capital expenditure requirements of each property.

Stanger has acted as a financial advisor to the Company and the Advisor in connection with this assignment and the compensation paid to Stanger in connection with this assignment is not contingent upon the successful completion of any transaction or conclusion reached by Stanger.  Stanger has rendered financial advisory services to the Company and the Advisor and its affiliates during the past two years for which usual and customary compensation has been paid to Stanger, and Stanger may be engaged to provide financial advisory services to the Company and to the Advisor and its affiliates in the future.

Our estimated per-share value of $3.58 as of December 14, 2012 reflects a decline from our previous estimated share value of $4.12 as of December 20, 2011.  The investments that were the most significant to the decline in our real estate asset value related to two of our development properties and our undeveloped land.  Lack of capital for development projects and lack of opportunistic buyers continue to affect the values of these types of assets.  The new estimated per-share value reflects the current challenging economic climate that continues to impact the real estate and capital markets, and opportunistic investing in particular.

The following is a summary of the valuation methodologies used for each type of asset:

Investments in Real Estate.  For purposes of calculating an estimated value per share, the Advisor utilized a variety of methods to estimate the value of our investments in real estate.  As an opportunity style fund with a variety of asset types, both Stanger and our Advisor utilized different valuation methodologies, each as appropriate for the asset type under consideration to assign an estimated value to each asset.  In calculating values for our assets, our Advisor used balance sheet and cash flow estimates as of September 30, 2012 and assumed that our assets were sold as of September 30, 2012 after an appropriate marketing process and giving effect to forecasted cash flows for the fourth quarter of 2012.

Except as discussed below, we used recent appraisals prepared by independent third-party appraisers in connection with the Company’s operating and financing activities.  Stanger reviewed each of these independent appraisals to confirm the reasonableness of the assumptions and methodologies used in the appraisals.  Stanger also prepared appraisals for certain of our properties in connection with the valuation.  The appraisals estimated values by using discounted cash flow, direct capitalization, sale comparables, or a weighting of these approaches in determining each property’s value.  The appraisals employed a range of terminal capitalization rates, discount rates, growth rates and other variables that fell within ranges that Stanger and the Advisor believed would be used by similar investors to value the properties we own.  The assumptions used in developing these estimates were specific to each property (including holding periods) and were determined based upon a number of factors including the market in which the property is located, the specific location of the property within the market, property and market vacancy, tenant demand for space and investor demand and return requirements.

For one consolidated office building that sold after the valuation date, we used the contract sales price less selling costs.  For one of our undeveloped land assets we used a purchase letter of intent less estimated selling costs to calculate the value.

The value of our unconsolidated joint venture investment in a portfolio of retail and industrial properties located in Central Europe was calculated using bank valuations prepared for the European lenders using the September 30, 2012 exchange rate.

We calculated the value of our condominium inventory using the current listing prices with deductions for estimated sale discounts and cost of sales, all discounted back to the current period.

While our Advisor believes that the approaches used by appraisers in valuing our real estate assets including an income approach using discounted cash flow analysis and sales comparable analysis is standard in the real estate industry, the estimated values for our investments in real estate may or may not represent current market values or fair values determined in accordance with generally accepted accounting principles (“GAAP”).  Real estate is currently carried at its amortized cost basis in our financial statements, subject to any adjustments applicable under GAAP.

Investment in Mezzanine Loan.  To calculate the value of our mezzanine loan, we estimated the underlying collateral value of the multifamily project and compared that estimated value to the amount of the senior indebtedness, which has priority of payment to our mezzanine loan.

Other Assets and Liabilities.  The carrying values of our other assets and liabilities are estimated to be equal to fair value due to their liquidity characteristics and/or short maturities.

The estimated per share value does not reflect a liquidity discount for the fact that the shares are not traded on a national securities exchange, a discount for the non-assumability or prepayment obligations associated with certain of the Company’s debt, or a discount for our corporate level overhead and other costs that may be incurred, including any costs related to the sale of the Company’s assets.  Different parties using different assumptions and estimates could derive a different estimated value per share, and these differences could be significant.  The markets for real estate can fluctuate and values are expected to change in the future.

Allocation of Estimated Value

As of December 14, 2012, our estimated per share value was allocated as follows:

Consolidated real estate properties	$5.45	(1)
Unconsolidated joint ventures	0.33	(2)
Mezzanine loan investment	0.00	(3)
Mortgage debt	(2.95	)(4)
Other assets and liabilities	0.85
Noncontrolling interests	(0.10)
Estimated net asset value per share	$3.58
Estimated enterprise value premium	0.00
Total estimated value per share	$3.58	(5)

(1)         The following are the key assumptions (shown on a weighted average basis) which are used in the discounted cash flow models to estimate the value of the real estate assets we currently own (excluding one property encumbered by non-recourse debt that is valued at less than the amount of the debt.)

	Undeveloped Land	Office Buildings	Hotels	Condominiums	Mixed Use
Exit capitalization rate	n/a	8.2%	7.6%	n/a	7.7%
Discount rate	10.5%	9.4%	10.9%	8.0%	8.4%
Annual market rent growth rate	n/a	3.0%	3.5%	n/a	2.7%
Average holding period	6 years	8.6 years	10 years	1 year	10 years

(2)         The following are key assumptions (shown on a weighted average basis) which are used in the direct capitalization model in order to estimate the value of our unconsolidated joint ventures investment:

Direct capitalization rate	8.2%

(3)         The following are key assumptions which are used in the direct capitalization model in order to estimate the underlying collateral value of the multifamily project:

Direct capitalization rate	5.3%
Annual market rent growth rate	3%-7%

(4)         Excludes mortgage debt from one property encumbered by non-recourse debt (as noted in note 1 above) since the property’s value is not estimated to be in excess of the debt.  The Company anticipates a sale for this property whereby the lender receives all of the proceeds.  Therefore, we have not attributed any value to this property in the Company’s estimate of value.

(5)         As of September 30, 2012 we had 56,500,472 shares outstanding.  The potential dilutive effect of our common stock equivalents does not impact our estimated per share value.

The real estate assets we owned as of September 30, 2012 reflect an overall decline of 32% from original purchase price (excluding acquisition costs and operating deficits) plus post-acquisition capital investments.

While we believe that our assumptions utilized are reasonable, a change in these assumptions would impact the calculation of value of our real estate assets. For example, assuming all other factors remain unchanged, an increase of 25 basis points in the weighted average of the implied direct sales capitalization rate for properties using the year one net operating income would yield a decrease in the value of our real estate assets of 3.1%, while a decrease in the weighted average implied capitalization rate of 25 basis points would yield an increase in the value of our real estate assets of 3.3%.  We have invested in non-U.S. dollar denominated real property and real estate-related securities exposing us to fluctuating currency rates.  A change in the foreign exchange currency rates may have an adverse impact on our value.

Limitations of Estimated Value Per Share

As with any valuation methodology, our methodology is based upon a number of estimates and assumptions that may prove later to be inaccurate or incomplete.  Further, different parties using different assumptions and estimates could derive a different estimated value per share, which could be significantly different from our board’s estimated value per share.  The estimated per share value determined by our board of directors neither represents the fair value according to GAAP of our assets less liabilities, nor does it represent the amount our shares would trade at on a national securities exchange or the amount a shareholder would obtain if he tried to sell his shares or if we liquidated our assets.  Accordingly, with respect to the estimated value per share, the Company can give no assurance that:

•                  a stockholder would be able to resell his or her shares at this estimated value;

•                  a stockholder would ultimately realize distributions per share equal to the Company’s estimated value per share upon liquidation of the Company’s assets and settlement of its liabilities or a sale of the Company;

•                  the Company’s shares would trade at the estimated value per share on a national securities exchange; or

•                  the methodologies used to estimate the Company’s value per share would be acceptable to FINRA or under ERISA for compliance with their respective reporting requirements.

For further information regarding the limitations of the estimated value per share, see the Estimated Valuation Policy filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2009.  Although our Estimated Valuation Policy requires us to update our estimated per share value at least every 18 months, we intend to update our estimated per share value on an annual basis.

The estimated value of our shares was calculated as of a particular point in time.  The value of the Company’s shares will fluctuate over time in response to developments related to individual assets in the portfolio and the management of those assets and in response to the real estate and finance markets.  There is no assurance of the extent to which the current estimated valuation should be relied upon for any purpose after its effective date regardless that it may be published on any statement issued by the Company or otherwise.

The Company is diligently working to secure new leases with quality tenants to: increase net operating income and the ultimate value of our assets; complete, market, and sell development assets; execute on other value creation strategies; and minimize expenses when possible.

Forward Looking Statements

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false.  We caution investors not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this Report.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.  Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include market and economic challenges, inability of tenants to continue paying their rent, availability of cash flow for distributions and capital expenditures, our level of debt, the availability of credit generally and any failure to refinance or extend our debt as it comes due, the need to invest additional equity in connection with debt refinancing, future increases in interest rates, our ability to raise capital, impairment charges, our ability to retain our executive officers and other key personnel of our advisor, property manager and their affiliates, changes in the level of financial assistance and support provided by our sponsor and its affiliates, unfavorable changes in law or regulations impacting our business or assets, and factors that could affect our ability to qualify as a real estate investment trust.  The forward-looking statements should be read in light of the risk factors identified in the “Risk Factors” section of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, as filed with the SEC on August 14, 2012, and our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on March 29, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: December 20, 2012	By:	/s/ Andrew J. Bruce
Andrew J. Bruce
Chief Financial Officer